Exhibit 4.10

FORM OF NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of transferable subscription rights (the “Rights”) to subscribe for units (each, a “Unit”), each of which consists of (a) $500 in principal amount of 8.0% senior unsecured notes due 2019 (“Notes”) and (b) 17.5994 warrants (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one share of Sears Holdings common stock, par value $0.01, pursuant to the rights offering (the “Rights Offering”) described in the Company’s Registration Statement on Form S-3 (the “Registration Statement”), (File No. 333-199475), filed on October 20, 2014, amended on October 30, 2014, and the accompanying prospectus supplement (the “Prospectus Supplement”), dated October 30, 2014, hereby certifies to Sears Holdings Corporation and to Computershare Inc., Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as described in the Prospectus Supplement) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as described in the Prospectus Supplement), the number of Units specified below pursuant to the Over-Subscription Privilege, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent that a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been exercised in full:

	Number of Rights Held	Number of Units Subscribed for Pursuant to Basic Subscription Right	Number of Units Subscribed for Pursuant to Over- Subscription Privilege
1.
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10.

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number:

Participant Name:

By:
Name:
Title:

DTC Basic Subscription Confirmation Number(s):